UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

MarkWest Hydrocarbon, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	1-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO		80112-5000
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  303-290-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 12, 2005, MarkWest Hydrocarbon, Inc. (the “Company”) entered into a collective bargaining agreement with the Paper, Allied-Industrial, Chemical and Energy Workers International Union and its Sub Local 5-371, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

The Paper, Allied Industrial, Chemical and Energy Workers International Union Local 5-372 represents 15 employees who work at MarkWest Energy Partners LP's Siloam fractionation facility in South Shore, Kentucky.  MarkWest Energy Partners LP is a consolidated subsidiary of the Company.  This agreement is effective July 11, 2005, and will continue through July 10, 2008, inclusive; and thereafter it shall be considered automatically renewed for successive periods of twelve months unless, at least ninety (90) days prior to the end of any twelve-month effective period, either party shall serve notice upon the other.  Under the agreement, the Company and the Union agreed to the scope of work of the employees, certain rights, hours of work, scale of wages, benefits, vacations and other customary terms.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The exhibit identified below is filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Agreement between MarkWest Hydrocarbon, Inc. and Paper, Allied-Industrial, Chemical and Energy Workers International Union and its Sub-Local 5-372

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MarkWest Hydrocarbon, Inc., as registrant, has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

MarkWest Hydrocarbon, Inc.
(Registrant)

Date: August 18, 2005	By:	/s/ James G. Ivey
	Name:	James G. Ivey
	Title:	Chief Financial Officer

Exhibit Index

10.1	Agreement between MarkWest Hydrocarbon, Inc. and Paper, Allied-Industrial, Chemical and Energy Workers International Union and its Sub-Local 5-372